SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2017

AMMO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-29295	30-0957912
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6401 E. Thomas Road, #106
Scottsdale, Arizona 85251
 (Address of principal executive offices)

480-947-0001
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" in this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", the "Company" and "RTRO" refer to Retrospettiva, Inc. or our subsidiary AMMO, Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2017, the Company, (formerly known as Retrospettiva, Inc.), a Delaware corporation ("POWW") and the shareholders of POWW (the "POWW Shareholders") closed a transaction pursuant to that certain Share Exchange Agreement (the "Share Exchange Agreement"), whereby the Company acquired 100% of the outstanding shares of common stock of AMMO, Inc. (the "AMMO Stock") from the AMMO Shareholders.  In exchange for the AMMO Stock the Company issued 17,285,800 shares of its common stock ("POWW Stock").

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

A copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by this reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. As a result of the Share Exchange Agreement, (i) our principal business became the business of AMMO, which is more fully described below, and (ii) AMMO became our wholly owned operating subsidiary. Since the owners of AMMO obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, AMMO is considered the acquirer for accounting purposes.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we completed a Share Exchange Agreement with AMMO, Inc. (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

Corporate History

Retrospettiva, Inc. was organized under the laws of the State of California in November, 1990 for the purpose of manufacturing and importing textile products, including finished garments and fabrics.  Our manufacturing facilities and inventories were primarily located in Europe.  Our European operations were based in and around Macedonia.  On July 2, 2001, we announced that the civil war in Macedonia rendered it impossible to continue operations.  We ceased operations and liquidated all of our assets.

From 2002 until 2006, the Company was dormant.  Effective October 11, 2006 (commencement of new development stage), the Company commenced activities to become current in reporting with the SEC with the intention to become a publicly traded company.

Accordingly, we now are conducting our business through our wholly-owned subsidiary, AMMO, Inc.

Overview of AMMO, Inc.

Ammo, Inc. is a leading designer, manufacturer and marketer of performance-driven, high-quality and innovative ammunition products, in the sporting industry. To maintain the strength of our brands and drive strong revenue growth, we invest in product innovation and technology to improve product performance, quality and affordability while providing great support to our retail partners and our consumers.

We pride ourselves in our American heritage. We proudly use the finest American made components, manufacture our products in Payson, Arizona and every round is meticulously inspected by US Citizens; we set out to create jobs for Americans.  The ammunition we build performs like high end custom hand loaded ammunition, but is sold at competitive prices. We strive to be the leading innovator of center-fire ammunition for military, law enforcement, and civilians. Every load is developed for a specific purpose with a focus on consistency, accuracy, and even, in some cases, felt recoil. Each round is designed, manufactured, inspected and packaged to bring a superior shooting experience to our end consumer.
We believe we can never stop improving and innovating our products, service and marketing efforts. Safety, consistency, and precision are of paramount importance throughout our manufacturing processes. Every round is chamber gauged and hand inspected, with redundant quality control checks.  We want to make sure that every round of our ammunition has been carefully inspected and delivers the quality and performance that is expected from our brands.
Every load we make is carefully designed and engineered for a specific purpose. Our development team determines the optimum balance of velocity, accuracy and recoil for each load. Rather than just push "hot loads" that travel faster, but generally at the expense of accuracy and hand comfort, our load specific development team carefully analyzes every load and ballisticians work toward a specific outcome.
Our HyperClean technology allows our consumers to shoot more and clean less.  We want to make sure our customers have the ultimate shooting experience and not suffer the tedious aftermath of residual residue over load.
We utilize some of latest and best technology in the industry.  Our manufacturing processes meets all SAAMI and Mil Spec. All production is carefully run by highly trained ammunition technicians and seasoned quality control inspectors which hand inspect each and every round prior to packaging.

Product Lines

AMMO, INC. HAS WORKED WITH RENOWNED MOTORCYCLE/FIREARM DESIGNER AND BUILDER JESSE JAMES TO CREATE THE JESSE JAMES LINE OF BRANDED BULLETS. AMMO, INC. SEEKS TO ELEVATE BOTH THE QUALITY OF THEIR PRODUCTS AS WELL AS THE SHOOTERS' OVERALL EXPERIENCE, WHILE ENJOYING THE FIREARMS LIFESTYLE.

PROVEN JACKETED HOLLOW POINT PROJECTILES DELIVER TERMINAL PERFORMANCE TUNED FOR SELF-DEFENCE. LOAD-SPECIFIC DEVELOPMENT ENSURES EXTREME ACCURACY AND CONSISTENCY FOR EACH CALIBER.

"WHEN PUTTING MY NAME ON A BOX OF AMMO I AM ONLY INTERESTED IN THREE THINGS. THAT IT'S THE ABSOLUTE HIGHEST QUALITY, MOST ACCURATE, AND BEST VALUE FOR THE CUSTOMER. JESSE JAMES AMMUNITION IS ALL THREE," SAID JESSE JAMES. "I AM SO PROUD TO BE PARTNERING WITH AMMO INC. THE STARS HAVE TRULY ALIGNED FOR A SUCCESSFUL COMPANY. AMMO, INC. CEO FRED WAGENHALS AND MYSELF HAVE A PARTNERSHIP GOING BACK ALMOST TWO DECADES. WE BOTH ARE FOCUSED AND DETERMINED TO CREATE THE BEST PRODUCT POSSIBLE. ALSO BRING A NEW APPROACH TO THE AMMUNITION INDUSTRY."

JESSE JAMES

DESIGNED FOR LAW ENFORCEMENT AND PERSONAL DEFENSE AMMO INCORPORATED® OPS® - ONE PRECISE SHOT ROUNDS WERE DEVELOPED TO MEET A WIDE VARIETY OF DEMANDING ENGAGEMENT SCENARIOS TYPICALLY EXPERIENCED BY LAW ENFORCEMENT PERSONNEL IN THE LINE OF DUTY. WITH A HOLLOW POINT FRANGIBLE (HPF®) PROJECTILE THAT TRANSFERS 100% OF ITS ENERGY INTO THE TARGET, THESE ROUNDS TRACK STRAIGHT THROUGH A VARIETY OF SOFT BARRIERS LIKE DRYWALL, PLYWOOD, CAR DOORS AND AUTO GLASS. UPON ENTERING SOFT TISSUE, THE JACKET AND CORE SEPARATE WITH FURIOUS FORCE OF IMPACT, RESULTING IN MASS FORCE TRAUMA.

HOLLOW POINT FRANGIBLE (HPF®) PROJECTILES SEPARATE ON IMPACT FOR DEVASTATING STOPPING POWER AND 100% ENERGY TRANSFER TO TARGET. LEAD-FREE AND CALIFORNIA-COMPLIANT, WITH LIGHTER WEIGHT DESIGN TO KEEP YOU ON TARGET.

A FUSION OF PROPRIETARY HYPERCLEAN™ TECHNOLOGY, PRECISION STANDARDS, AND LEADING SUPPRESSOR MANUFACTURER COLLABORATION, THE AMMO INCORPORATED® /stelTH/® LINE WAS DESIGNED FROM THE GROUND UP WITH BOTH DECIBEL DROP AND CLEANLINESS IN MIND. SO WHETHER YOUR MISSION IS TACTICAL TRAINING, A PREDATOR NIGHT HUNT, OR A CLANDESTINE OPERATION, WHEN SILENCE IS PARAMOUNT, GO /stelTH/®.

Suppressors have been around for decades, but ammunition has never really been specifically designed for them — until now. The AMMO INCORPORATED® /stelTH/® line is more than just a standard round tuned for subsonic velocity — it's the culmination of AMMO INCORPORATED® HyperClean™ Technology, precision engineering, and leading suppressor manufacturer collaboration — a clean-burning, Total Metal Jacket round that slows baffle corrosion inside the can, reduces lead emissions that collect in the suppressor body, and delivers proven AMMO INCORPORATED® terminal performance for a superior shooting experience.

/stelTH/® — EMISSIONS CONTROL. A HYPERCLEAN™ ROUND DESIGNED FROM THE GROUND UP FOR SUPERIOR PERFORMANCE IN SUPPRESSED FIREARMS. EASY ON YOUR CAN, BUT DEVASTATING ON YOUR TARGET. NO MATTER THE MISSION, WHEN SILENCE IS PARAMOUNT, GO /stelTH/®.

DESIGNED FOR LAW ENFORCEMENT

Our Products are sold through a wide variety of mass, specialty and independent retailers, such as Dick's Sporting Goods, Gander Mountain and Sportsman's Warehouse.

Market Opportunity

We participate in the global market for consumer goods geared toward outdoor recreation and shooting sports. Spending on outdoor recreation products in the U.S., including the purchase of gear for bicycling, camping, fishing, hunting, motorcycling, off-roading, snow sports, trail sports, water sports and wildlife viewing, totaled $48 billion in 2011, according to the 2012 Outdoor Recreation Economy National Report issued by the Outdoor Industry Association, which publishes data every five years.  Guns & Ammunition Manufacturing Industry generates over $16 billion in annual sales with a 4.7% growth rate for the years 2011-2016 as reported in the Guns & Ammunition Manufacturing Market Research Report, NAICS 33299a, August, 2016.

Competitive Strengths

Leading Innovation and Product Development Competencies

We believe our product development capabilities as well as our marketing techniques and abilities helps to provide us with a strong competitive advantage over our competition. By applying our engineering and manufacturing expertise, we have been able to bring to market new and innovative products that maintain product differentiation while targeting affordability for our end consumers.  Our packaging and marketing efforts help make our products stand out on the retailer shelves as well as move off the shelves.

Our Strategy

Develop New and Innovative Products to Drive Organic Growth and Customer Loyalty

We intend to continue to drive organic growth and customer loyalty through the development of new and innovative products. We believe our consumers not only look for consistency, but also demand the latest technologies and performance enhancements, which helps to drive new consumer purchases or replacement purchases for older products.

Leverage Relationships with Our Wholesale and Retail Channels

We have strong relationships with a number of leading wholesalers as well as mass and specialty retailers. We continuously strive to strengthen our relationships by working closely with each of our channel partners.   We look for their advice on consumer trends and buying patterns.  We pride ourselves on providing fantastic marketing support along with supporting joint merchandising programs. We will continue to leverage these relationships to secure increased shelf space, dominate premium product placement and help to increase retailer sell-through of our products. As a result, we expect to continue to grow our market share.

Continuously Improve Operations

We have a strong focus on continuous improvement in all facets of our business, including engineering, product development, manufacturing, sourcing, sales, distribution, retailer and customer support and administrative functions.

Business Operations

We design, develop, manufacture, market and sell ammunitions for the hunting and sport shooting enthusiast markets, the local law enforcement, the U.S. government and international markets. Our firearms products include centerfire rifles and we are looking to expand our current product lines to include rim fire cartridges, shotgun shells and range ammunitions.

Customers and Marketing

Our customers are male and female hunters, recreational shooters, athletes, as well as law enforcement and military professionals. We believe the outdoor industry is led by enthusiasts with a passion for reliable, high-performance products, who rely on a wide variety of media for opinions and recommendations about available products. We utilize third-party endorsements, social influencers, and media saturation to enhance brand awareness and consumer confidence.   We have a strong digital media presence across all social networks. We market our products through both traditional and nontraditional mediums to help us reach the new and recreational target shooter audience as well as help in expanding the market by attracting new consumers. We also rely on brand ambassadors within the industry and mainstream personalities such as Jesse James, Warren Sapp and Kevin Harvick to help create brand awareness.

Employees

We employ approximately 3 people.

Competition

Competition in the markets in which we operate is based on a number of factors, including price, quality, product innovation, performance, reliability, styling, product features, sales and marketing programs. Significant competitors in ammunition industry include Remington Arms, Winchester Ammunition of Olin Corporation and various smaller manufacturers and importers, including Black Hills Ammunition, CBC Group, Fiocchi Ammunition, Hornady, PMC, Rio Ammunition and Wolf.

Regulatory Matters

Like many other manufacturers and distributors of consumer products, we are required to comply with a wide variety of laws, and regulations, including those surrounding labor and employment law, environmental law, consumer product safety, and the export and import of our products. These laws, and regulations currently impose significant compliance requirements on our business, and more restrictive laws, and regulations may be adopted in the future. We believe we are in material compliance with all applicable domestic and international laws and regulations.

Our operations are subject to a variety of international, federal, state and local laws and regulations relating to environmental protection, including those governing the discharge, treatment, storage, transportation, remediation and disposal of hazardous materials and wastes, and restoration of damages to the environment, as well as health and safety matters. We believe that our operations are in material compliance. We may incur operating and capital costs on an ongoing basis to comply with environmental requirements, and could incur significant additional costs as a result of more stringent requirements that may be promulgated in the future.

We are also subject to the laws and regulations of the ATF and various state and international agencies that control the manufacture, export, import, distribution and sale of firearms, explosives and ammunition. If we fail to comply with these regulations, these agencies may limit our growth or business activities, or, in extreme cases, revoke our licenses to do business. Our business, as well as the business of all producers of ammunition and firearms, is also subject to numerous federal, state, local and foreign laws, regulations and protocols. Applicable laws:

• require the licensing of all persons manufacturing, exporting, importing or selling firearms and ammunition as a business;

• require serialization, labeling and tracking the acquisition and disposition of firearms, certain types of ammunition, and certain related products;

• require background checks for purchasers of firearms;

• impose waiting periods between the purchase of a firearm and the delivery of a firearm;

• prohibit the sale of firearms to certain persons, such as those below a certain age and persons with criminal records;

• regulate the use and storage of gun powder or other energetic materials;

• regulate the interstate sale of certain firearms and ammunition;

• prohibit the interstate mail-order sale of firearms;

• regulate our employment of personnel with certain criminal convictions; and

• restrict access to firearm or ammunition manufacturing facilities for certain individuals from other countries or with criminal convictions.

In some cases, the handling of our technical data and the international sale of our products is also regulated by the U.S. Department of State and Department of Commerce. These agencies oversee the export of our products including firearms, shotguns, ammunition and night vision devices, amongst other products. In many instances, we must obtain export authorizations for international shipments. In addition, the ITAR requires congressional approval for any firearms export application with a total value of $1 million or higher. To date, our export license has been approved. These agencies can impose civil and criminal penalties, including denying us from exporting our products, for failure to comply with applicable laws and regulations.

We are also regulated by the U.S. Department of Homeland Security, which handles the out-bound and in-bound movement of certain of our products, as well as components, parts, and materials used in our manufacturing processes. The agency can detain and seize shipments, as well as penalize us for failure to comply with applicable regulations. Also, the agency works closely with the Department of State and the Department of Commerce to ensure compliance in protection of national security.

Foreign regulations, which may affect our products, are numerous and may be ambiguous or otherwise unclear. We prefer to work with distributors who are familiar with the applicable import regulations in our foreign markets. Experience with foreign distributors in the past indicates that restrictions may prohibit certain sales of our products in a number of countries. We rely on our distributors to inform us of those countries where our products are prohibited or restricted.

Contingencies

Litigation.     From time to time, we are subject to various legal proceedings, including lawsuits, which arise out of, and are incidental to, the conduct of our business. We are not aware of any threatened or pending litigation.

Environmental Liabilities.     Our operations and ownership or use of real property are subject to a number of federal, state, and local environmental laws and regulations.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC's web site, www.sec.gov.

In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.ammo-inc.com, as soon as reasonably practicable after filing with the SEC. The information on our websites is not and should not be considered part of this Report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

Government Regulation

Health and Safety

We are subject to numerous health and safety laws and regulations imposed by the governments controlling the jurisdictions in which we operate and by our clients and project financiers. These regulations are frequently changing, and it is impossible to predict the effect of such laws and regulations on us in the future. We actively seek to maintain a safe, healthy and environmentally friendly work place for all of our employees and those who work with us.

Office of Foreign Assets Control

The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. OFAC acts under Presidential national emergency powers, as well as authority granted by specific legislation, to impose controls on transactions and freeze assets under U.S. jurisdiction. Since the Company is a U.S. corporation, it is bound to the regulations of OFAC. Although we have never contracted nor made any effort to contract with countries which OFAC has identified as state sponsors of terrorism, the possibility exists that certain OFAC sanctioning methods could be employed against certain of our operations.

Environmental Regulation

The countries where we do business often have numerous environmental regulatory requirements by which we must abide in the normal course of our operations. We do not expect costs related to environmental matters will have a material adverse effect on our consolidated financial position or our results of operations.

ITEM 1A. RISK FACTORS

Risks Related to our Business and Industry

Ammo, Inc. is subject to a number of risks, including those related to domestic sales. The material risks facing Ammo, Inc. are discussed below.

Competition in our industry may hinder our ability to execute our business strategy, achieve profitability or maintain relationships with existing customers.

We operate in a highly competitive industry and we compete against manufacturers that have well-established brand names and strong market positions. Significant ammunition competitors include Remington Arms, Winchester Ammunition of Olin Corporation and various smaller manufacturers and importers, including Black Hills Ammunition, CBC Group, Fiocchi Ammunition, Hornady, PMC, Rio Ammunition and Wolf. Significant firearms competitors include Mossberg, Marlin, Ruger, Remington, Smith and Wesson and Winchester.

Competition in the markets in which we operate is based on a number of factors, including price, quality, product innovation, performance, reliability, styling, product features and warranties, as well as sales and marketing programs. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations. Certain of our competitors may be more diversified than us or may have financial and marketing resources that are substantially greater than ours, which may allow these competitors to invest more heavily in intellectual property, product development and advertising. Since many of our competitors also source their products from third parties, our ability to obtain a cost advantage through sourcing is reduced.

Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on mature products, which could lead to lower margins.

Our results of operations could be materially harmed if we are unable to forecast demand for our products accurately.

We often schedule internal production and place orders for products with third party suppliers before receiving firm orders from our customers. Under such agreement, if we place a sizable order for certain ammunition products prior to the start of the fiscal year in which they are to be delivered, during such fiscal year, subject to certain exceptions. Therefore, if we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products to deliver to our customers. Factors that could affect our ability to accurately forecast demand for our products include:

• an increase or decrease in consumer demand for our products or for the products of our competitors;

• our failure to accurately forecast customer acceptance of new products;

• new product introductions by competitors;

• changes in our relationships with customers;

• changes in general market conditions or other factors, which may result in cancellations of orders or a reduction or increase in the rate of reorders placed by retailers;

• changes in laws and regulations governing the activities for which we sell products, such as hunting and shooting sports;

• weak economic conditions or consumer confidence, which could reduce demand for discretionary items such as our products; and

• the domestic political environment, including debate over the regulation of firearms, ammunition and related products.

Inventory levels in excess of customer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have an adverse effect on our business, financial condition or results of operations. If we underestimate demand for our products, our manufacturing facilities or third party suppliers may not be able to create products that meet customer demand, and this could result in delays in the shipment of products and lost revenues, as well as damage to our reputation and customer relationships. We may not be able to manage inventory levels successfully to meet future order and reorder requirements.

Our sales are highly dependent on purchases by several large retail customers, and we may be adversely affected by the loss of, or any significant decline in sales to, one or more of these customers.

The U.S. retail industry serving the outdoor recreation market has become relatively concentrated.

The loss of any one or more of our retail store customers or significant or numerous cancellations, reductions, delays in purchases or changes in business practices by our retail store customers could have an adverse effect on our business, financial condition or results of operations.

Significant supplier capacity constraints, supplier production disruptions, supplier quality issues or price increases could increase our operating costs and adversely impact the competitive positions of our products.

Our reliance on third party suppliers for various product components and finished goods exposes us to volatility in the availability, quality and price of these product components and finished goods. A disruption in deliveries from our third party suppliers, capacity constraints, production disruptions, price increases or decreased availability of raw materials or commodities could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs. Quality issues experienced by third party suppliers can also adversely affect the quality and effectiveness of our products and result in liability and reputational harm.

Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, as well as export controls and trade sanctions, could result in fines or criminal penalties.

The international nature of our business exposes us to trade sanctions and other restrictions imposed by the U.S. and other governments. The U.S. Departments of Justice, Commerce, Treasury and other agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, the Foreign Corrupt Practices Act, anti-boycott provisions and other federal statutes, sanctions and regulations and, increasingly, similar or more restrictive foreign laws, rules and regulations, which may also apply to us. By virtue of these laws and regulations, and under laws and regulations in other jurisdictions, we may be obliged to limit our business activities, we may incur costs for compliance programs and we may be subject to enforcement actions or penalties for noncompliance. In recent years, U.S. and foreign governments have increased their oversight and enforcement activities with respect to these laws and we expect the relevant agencies to continue to increase these activities. A violation of these laws, sanctions or regulations could result in restrictions on our exports, civil and criminal fines or penalties and could adversely impact our business, financial condition or results of operations.

Our revenues and results of operations may fluctuate unexpectedly from quarter-to-quarter, which may cause our stock price to decline.

Our revenues and results of operations have varied significantly in the past and may vary significantly in the future due to various factors, including, but not limited to:

• market acceptance of our products and services;

• the timing of large domestic orders;

• cancellation of existing orders;

• the outcome of any existing or future litigation;

• adverse publicity surrounding our products, the safety of our products or the use of our products;

• changes in our sales mix;

• new product introduction costs;

• complexity in our integrated supply chain;

• increased raw material expenses;

• changes in amount and/or timing of our operating expenses; and

• changes in laws and regulations that may affect the marketability of our products.

As a result of these and other factors, we believe that period-to-period comparisons of our results of operations may not be meaningful in the short term, and our performance in a particular period may not be indicative of our performance in any future period.

Our success depends upon our ability to introduce new products into the market that meet our high standards and match customer preferences.

Our efforts to introduce new products into the market may not be successful, and any new products that we introduce may not result in customer or market acceptance. We both develop and source new products that we believe will match customer preferences. The development of new products is a lengthy and costly process and may not result in the development of a successful product. In addition, the sourcing of our products is dependent, in part, on our relationships with our third party suppliers. If we are unable to maintain these relationships, we may not be able to continue to source products at competitive prices that both meet our standards and appeal to our customers. Failure to develop or source and introduce new products that consumers want to buy could decrease our sales, operating margins and market share and could adversely affect our business, financial condition or results of operations.

Seasonality and weather conditions may cause our results of operations to vary from quarter to quarter.

Because many of the products we sell are used for seasonal outdoor sporting activities, our results of operations may be significantly impacted by unseasonable weather conditions in our markets. Accordingly, our sales results and financial condition will typically suffer when weather patterns do not conform to seasonal norms.

Sales of our hunting accessories are highest during the months of August through December due to shipments around the fall hunting season and holidays. In addition, sales of our ammunition have historically been lower in our first fiscal quarter. The seasonality of our sales may change in the future. Seasonal variations in our results of operations may reduce our cash on hand, increase our inventory levels and extend our accounts receivable collection periods. This in turn may cause us to increase our debt levels and interest expense to fund our working capital requirements.

We manufacture and sell products that create exposure to potential product liability, warranty liability or personal injury claims and litigation.

Some of our products are used in applications and situations that involve risk of personal injury and death. Our products expose us to potential product liability, warranty liability or personal injury claims and litigation relating to the use or misuse of our products including allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or activities associated with the product, negligence and strict liability. If successful, such claims could have a material adverse effect on our business. Although we maintain product liability insurance in amounts that we believe are reasonable, we may not be able to maintain such insurance on acceptable terms, if at all, in the future and product liability claims may exceed the amount of insurance coverage. In addition, our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

Defects in our products could reduce demand for our products and result in a decrease in sales, delays in market acceptance and damage to our reputation.

Complex components and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. In addition, we obtain many of our products and component parts from third party suppliers and may not be able to detect defects in such products or component parts until after they are sold. Defects in our products may result in a loss of sales, recall expenses delay in market acceptance and damage to our reputation and increased warranty costs, which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to extensive regulation and could incur fines, penalties and other costs and liabilities under such requirements.

Like many other manufacturers and distributors of consumer products, we are required to comply with a wide variety of laws, rules and regulations, including those surrounding labor and employment law, environmental law, the export and import of our products, taxation and consumer products generally. These laws, rules and regulations currently impose significant compliance requirements on our business, and more restrictive laws, rules and regulations may be adopted in the future.

Our operations are subject to a variety of laws and regulations relating to environmental protection, including those governing the discharge, treatment, storage, transportation, remediation and disposal of certain materials and wastes, and restoration of damages to the environment, as well as health and safety matters. We could incur substantial costs, including remediation costs, resource restoration costs, fines, penalties and third party property damage or personal injury claims as a result of liabilities under or violations of such laws and regulations or the permits required thereunder. While environmental laws and regulations have not had a material adverse effect on our business, financial condition or results of operations, the ultimate cost of environmental liabilities is difficult to accurately predict and we could incur material additional costs as a result of requirements or obligations imposed or liabilities identified in the future.

As a manufacturer and distributor of consumer products, we are subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. In addition, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we could have large quantities of finished products that we are unable to sell.

We are also subject to the rules and regulations of the ATF. If we fail to comply with ATF rules and regulations, the ATF may limit our growth or business activities, levy fines against us or, ultimately, revoke our license to do business. Our business, as well as the business of all producers and marketers of ammunition and firearms, is also subject to numerous federal, state, local and foreign laws, regulations and protocols. Applicable laws:

• require the licensing of all persons manufacturing, exporting, importing or selling firearms and ammunition as a business;

• require background checks for purchasers of firearms;

• impose waiting periods between the purchase of a firearm and the delivery of a firearm;

• prohibit the sale of firearms to certain persons, such as those below a certain age and persons with criminal records;

• regulate the use and storage of gun powder or other energetic materials;

• regulate the interstate sale of certain firearms;

• prohibit the interstate mail-order sale of firearms;

• regulate our employment of personnel with criminal convictions; and

• restrict access to firearm manufacturing facilities for individuals from other countries or with criminal convictions.

Also, the export of our products is controlled by ITAR and EAR. The ITAR implements the provisions of the Arms Export Control Act and is enforced by the U.S. Department of State. The EAR implements the provisions of the Export Administration Act and is enforced by the U.S. Department of Commerce. Among their many provisions, the ITAR and the EAR require a license application for the export of many of our products. In addition, the ITAR requires congressional approval for any firearms export application with a total value of $1 million or higher. Further, because our manufacturing process includes certain toxic, flammable and explosive chemicals, we are subject to the Chemical Facility Anti-Terrorism Standards, as administered by the U.S. Department of Homeland Security, which require that we take additional reporting and security measures related to our manufacturing process.

Several states currently have laws in effect that are similar to, and in certain cases, more restrictive than, these federal laws. Compliance with all of these regulations is costly and time-consuming. Inadvertent violation of any of these regulations could cause us to incur fines and penalties and may also lead to restrictions on our ability to manufacture and sell our products and services and to import or export the products we sell.

Changes in government policies and firearms legislation could adversely affect our financial results.

The sale, purchase, ownership and use of firearms are subject to numerous and varied federal, state and local governmental regulations. Federal laws governing firearms include the National Firearms Act, the Federal Firearms Act, the Arms Export Control Act and the Gun Control Act of 1968. These laws generally govern the manufacture, import, export, sale and possession of firearms and ammunition. We hold all necessary licenses to legally sell ammunition in the United States.

Currently, the federal legislature and several state legislatures are considering additional legislation relating to the regulation of firearms and ammunition. These proposed bills are extremely varied. If enacted, such legislation could effectively ban or severely limit the sale of affected firearms or ammunition. In addition, if such restrictions are enacted and are incongruent, we could find it difficult, expensive or even practically impossible to comply with them, which could impede new product development and the distribution of existing products. We cannot assure you that the regulation of our business activities will not become more restrictive in the future and that any such restriction will not have a material adverse effect on our business.

Any change to the Second Amendment would dramatically impact our ability to conduct business.

Our business is highly dependent upon our brand recognition and reputation, and the failure to maintain or enhance our brand recognition or reputation would likely have an adverse effect on our business.

Our brand recognition and reputation are critical aspects of our business. We believe that maintaining and enhancing our brands as well as our reputation are critical to retaining existing customers and attracting new customers. We also believe that the importance of our brand recognition and reputation will continue to increase as competition in the markets in which we compete continues to develop.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our advertising, promotion, public relations and marketing programs. These brand promotion activities may not yield increased revenue and the effectiveness of these activities will depend on a number of factors, including our ability to:

• determine the appropriate creative message, media mix and markets for advertising, marketing and promotional initiatives and expenditures;

• identify the most effective and efficient level of spending in each market, medium and specific media vehicle; and

• effectively manage marketing costs, including creative and media expenses, in order to maintain acceptable customer acquisition costs.

In addition, certain of our products and brands benefit from endorsements and support from particular sportsmen, athletes or other celebrities, and those products and brands may become personally associated with those individuals.  As a result, sales of the endorsed products could be materially and adversely affected if any of those individuals' images, reputations or popularity were to be negatively impacted.
Shortages of, and price increases for, components, parts, raw materials and other supplies may delay or reduce our sales and increase our costs, thereby harming our results of operations.

Although we manufacture many of the components for our products, we purchase from third parties some important components and parts, including but not limited to bolt carriers, rifle receivers, magazines, barrels, rifle stocks and bulk gun powder. The costs of these components and parts are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors that are not predictable or within our control. We also use numerous commodity materials in producing and testing our products, including copper, zinc, steel, wood, lead, and plastics. We cannot assure you that commodity prices will not increase, and any such increase in commodity prices may harm our results of operations.

Our inability to obtain sufficient quantities of components, parts, raw materials and other supplies from independent sources necessary for the production of our products could result in reduced or delayed sales or lost orders. Any delay in or loss of sales or orders could adversely impact our results of operations. Many of the components, parts, raw materials and other supplies used in the production of our products are available only from a limited number of suppliers. We do not have long-term supply contracts with some of these suppliers. As a result, we could be subject to increased costs, supply interruptions or orders and difficulties in obtaining materials. Our suppliers also may encounter difficulties or increased costs in obtaining the materials necessary to produce their products that we use in our products. The time lost in seeking and acquiring new sources could have an adverse effect on our business, financial condition or results of operations.

Increases in energy costs would increase our operating costs and could have an adverse effect on our earnings.

Higher prices for electricity, natural gas and fuel increase our production and shipping costs. A significant shortage, increased prices or interruptions in the availability of these energy sources would increase the costs of producing and delivering products to our customers, and would be likely to negatively affect our earnings. Energy costs have varied significantly during recent fiscal years and remain a volatile element of our costs.

Catastrophic events may disrupt our business.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack or other catastrophic event could cause delays in completing sales, providing services or performing other mission-critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our results of operations.

In addition, damage or disruption to manufacturing and distribution capabilities of us or our suppliers because of a major earthquake, weather event, cyber-attack, terrorist attack or other catastrophic event could impair our ability to manufacture or sell our products. In addition, failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could have a material adverse effect on our business, financial condition or results of operations, as well as require additional resources to restore our supply chain.

Some of our products involve the manufacture or handling of a variety of explosive and flammable materials. From time to time, these activities have resulted in incidents that have temporarily shut down or otherwise disrupted some manufacturing processes, causing production delays and resulting in liability for workplace injuries and fatalities. We have safety and loss prevention programs that require detailed pre-construction reviews of process changes and new operations, along with routine safety audits of operations involving explosive materials, to mitigate such incidents, as well as a variety of insurance policies. We cannot assure you, however, that we will not experience similar incidents in the future or that any similar incidents will not result in production delays or otherwise have a material adverse effect on our business, financial condition or results of operations.

General economic conditions affect our results of operations.

Our revenues are affected by economic conditions and consumer confidence worldwide, but especially in the United States. In times of economic uncertainty, consumers tend to defer expenditures for discretionary items, which affects demand for our products. Moreover, our businesses are cyclical in nature, and their success is impacted by general economic conditions and specific economic conditions affecting the regions and markets we serve, the overall level of consumer confidence in the economy and discretionary income levels. Any substantial deterioration in general economic conditions that diminishes consumer confidence or discretionary income could reduce our sales and adversely affect our financial results. Moreover, declining economic conditions create the potential for future impairments of goodwill and other intangible and long-lived assets that may negatively impact our financial condition or results of operations. The impact of weak consumer credit markets, corporate restructurings, layoffs, high unemployment rates, declines in the value of investments and residential real estate, higher fuel prices and increases in federal and state taxation all can negatively affect our results of operations.

In addition, in recent periods sluggish economies and consumer uncertainty regarding future economic prospects in our key markets have had an adverse effect on the financial health of certain of our customers, which may in turn have a material adverse effect on our results of operations and financial condition. We extend credit to our customers for periods of varying duration based on an assessment of the customer's financial condition, generally without requiring collateral, which increases our exposure to the risk of uncollectable receivables. In addition, we face increased risk of order reduction or cancellation when dealing with financially ailing retailers or retailers struggling with economic uncertainty. We may reduce our level of business with customers and distributors experiencing financial difficulties and may not be able to replace that business with other customers, which could have a material adverse effect on our financial condition, results of operations or cash flows.

Failure to attract and retain key personnel could have an adverse effect on our results of operations.

Our future success will depend in part on the continued service of key personnel and our ability to attract, retain and develop key managers, designers, sales and information technology professionals and others. We face intense competition for these individuals worldwide, and there is a significant concentration of our competitors in and around our headquarters in Scottsdale, Arizona. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our financial condition, results of operations or cash flows.

In addition, our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior management team, including Fred Wagenhals, our Chairman and Chief Executive Officer.  The loss of the services of one or more of these key personnel could materially and adversely affect our operations because of diminished relationships with customers, lenders and industry participants.

Our results of operations could be impacted by unanticipated changes in tax provisions or exposure to additional income tax liabilities.

Our business operates in many locations under government jurisdictions that impose income taxes. Changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain revenues or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. In addition, audits by income tax authorities could result in unanticipated increases in our income tax expense.

We may need to raise additional capital, and we cannot be sure that additional financing will be available.

We need to fund our ongoing working capital, capital expenditure and financing requirements through cash flows from operations and new sources of financing. Our ability to obtain future financing will depend, among other things, on our financial condition or results of operations as well as on the condition of the capital markets or other credit markets at the time we seek financing. Increased volatility and disruptions in the financial markets could make it more difficult and more expensive for us to obtain financing. We cannot assure you that we will have access to the capital markets on terms we find acceptable or at all.

The terms of the agreements governing our debt restrict our current and future operations, particularly our ability to incur debt that we may need to fund initiatives in response to changes in our business, the industries in which we operate, the economy and governmental regulations.

RISKS RELATING TO THE COMMON STOCK

The Company's stock price may be volatile.

The market price of the Company's common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company's control, including the following:
•	services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company's ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company's financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company's common stock.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The Financial Industry Regulatory Authority ("FINRA") has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.
Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.
In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company's common stock is currently deemed to be "penny stock", which makes it more difficult for investors to sell their shares.

The Company's common stock is and will be subject to the "penny stock" rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company's securities. If the Company's securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company's securities.

The elimination of monetary liability against the Company's directors, officers and employees under Delaware law and the existence of indemnification rights to the Company's directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company's directors, officers and employees.

The Company's certificate of incorporation contains a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company's stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company's stockholders against the Company's directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summarizes the factors affecting the operating results and financial condition of AMMO, Inc. This discussion should be read together with the financial statements of AMMO, Inc. and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under "Risk Factors" and elsewhere in this report. We encourage you to review our "Cautionary Note Regarding Forward-Looking Statements and Industry Data" at the front of this current report, and our "Risk Factors" set forth above.

Overview

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. However, this additional financing may not be available on a timely basis or on terms acceptable to it, or at all. The Company's ability to obtain such financing may be impaired by the current economic conditions and the lack of liquidity in the credit markets. If The Company is unable to secure additional funding, it may have to discontinue operations; delay development or commercialization of its system; license to third parties the rights to commercialize products or technologies that it would otherwise seek to commercialize; reduce marketing, customer support, or other resources devoted to its system: or any combination of these activities. Any of these results would materially harm the Company's business, financial condition, and results of operations, and there can be no assurance that any of these results will result in cash flows that will be sufficient to fund its current or future operating needs. The Company may also need to seek protection under the U.S. Bankruptcy Code or otherwise liquidate its assets, which may result in the failure of the Company's stockholders to receive value for their ownership of its stock.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting) and are expressed in U.S. dollars.  The Company has adopted a December 31 year end.

The financial statements and related disclosures as of December 31, 2016 are presented pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Ammo", "we", "us", "our" or the "Company" are to Ammo, Inc.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, October 13, 2016, through December 31, 2016 the Company has accumulated losses of $155,024. Management's plan is to have the Company fully operational in the coming year with substantial sales. Management will continue to raise capital through the sale of equity and/or debt financing as required but there is no certainty that such financing will be available at acceptable terms. These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management has used estimates in order to determine the timing and collections of the vendor notes receivable.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

Inventory is carried at the lower of cost or market, as determined by the first-in, first-out method and is periodically evaluated for obsolescence.

LICENSING AGREEMENT

The Company issued 100,000 shares of its common stock at the execution date of the licensing agreement with JJ and JJFU.  The shares were valued at $1.25 and the aggregate value of $125,000 was recorded as a licensing agreement asset.  This asset will be amortized over period that will begin when the first ammunition is delivered through September 11, 2021.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

REVENUE RECOGNITION

Revenue is recognized when the earnings process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the receipt of product by the customer. The earnings process is complete once the customer order has been placed and approved, the product shipped has been received by the customer, and there is reasonable assurance of the collection of the sales proceeds.

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred.  At December 31, 2016 there were no advertising costs.

STOCK-BASED COMPENSATION

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of December 31, 2016, the Company has not issued any stock-based payments to its employees.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

CONCENTRATIONS OF CREDIT RISK

Accounts at banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2016, account balances did not exceed federally insured limits.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

LOSS PER COMMON SHARE

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.  The Company does not have any potentially dilutive instruments.

Results of Operations

Historical results are not necessarily indicative of the results to be expected in future periods. You should read this data together with our financial statements and the related notes to these financial statements included elsewhere in this Current Report on Form 8-K.

The Company had limited revenues in the amount of $0 for the period ended December 31, 2016.

For the period ending December 31, 2016, the Company had a net loss of ($155,024).  This loss primarily consisted of general and administrative expenses of $136,274. General and administrative expenses were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and expenses associated with the filing of our registration statement.

The Company had a net loss for the period ended December 31, 2016 of ($155,024) or ($.01) per share net loss.  The weighted average number of shares outstanding was 15,754,000 for the period ended December 31, 2016.

Liquidity and Capital Resources

As of December 31, 2016, the Company had working capital of $367,410.  Assets included current assets of $2,904,155 and Other Assets of $125,000.  Current liabilities as of December 31, 2016 were $2,502,965.

Net cash used in operating activities was $1,922,384 during the period ended December 31, 2016.  An increase in vendor notes receivable of $1,550,000 and increased inventory of $219,105 were the biggest uses of cash for the period.

Net cash provided by financing activities was $1,932,500 for the period ended December 31, 2016.  Sale of common stock of $732,500 and proceeds from convertible note payable of $1,500,000 provided the majority of cash for the period.

Results of Operations - Year Ended December 31, 2016

The Company had a net loss for the period ended December 31, 2016 of ($155,024) or ($.01) per share net loss.

Operating expenses were $136,274 for the period ended December 31, 2016.  Generally, expenses incurred related to consulting fees preparing the Company to become a public company.

For the period ended December 31, 0216, the Company had interest expenses of $18,750 related to convertible note payable.

PLAN OF OPERATION AND FUNDING

Existing working capital, cash flow from operations, further advances from the bank, as well as debt instruments or stock subscriptions are expected to be adequate to fund our operations over the next twelve months. Generally, we have financed operations to date through the proceeds of stock subscriptions, bank financing and related party loans.

In connection with our business plan, management anticipates that administrative expenses will increase over the next twelve months. Additional issuances of equity or convertible debt securities may be required which will result in dilution to our current shareholders. Furthermore, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business opportunities, which could significantly and materially restrict our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required.

INTEREST RATE

Interest rates are generally controlled. The majority of our debt is owed to a related party which does not bear interest so fluctuations in interest rates do not impact our result of operations at this time. However, we may need to increase our reliance on bank financing or other debt instruments in the future in which case fluctuations in interest rates could have a negative impact on our results of operations.

ITEM 3. PROPERTIES

Our principal executive office consists of approximately 5,827 square feet of space located at 6401 E Thomas Road, Suite 106, Scottsdale, AZ 85251, owned by our Chief Executive Officer. Our telephone number at that facility is 480-947-0001, and our facsimile number is (480) 947-3969 It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional facilities. We do not presently own any real property.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 17, 2017, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 17,887,177 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)

Fred W. Wagenhals c/o AMMO, Inc. 6401 E Thomas Road, #106 Scottsdale, AZ 85251	8,027,000	44.87%
Ron Shostack 10645 N Tatum Blvd #200-513 Phoenix, AZ 85028	125,000	0.69%
All executive officers and directors as a group (2 persons)	8,152,000	43.93%
Beneficial Shareholders greater than 5%

(1)   Applicable percentage of ownership is based on 17,887,177 shares of common stock outstanding on March 17, 2017. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of March 17, 2017 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 17, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Fred W. Wagenhals	75	President, CEO, Secretary and Director
Ron Shostack	61	CFO

Fred W. Wagenhals- 75- Mr. Wagenhals first founded Action Performance Companies Inc. in 1992 with a vision of creating a Franklin Mint-like company that would merchandise replica die-cast race car collectibles and other motorsports memorabilia.  Wagenhals' company quickly eclipsed his original vision and turned into a one-stop source for motorsports-related consumer merchandise.
A native of Marion, Ohio, Wagenhals was Action's Chairman, President and Chief Executive Officer, who, for more than 20 years, has distinguished himself as an accomplished inventor and entrepreneur.  By the age of 21, Wagenhals established his reputation as an innovator with the various inventions he designed, built and patented.  Those inventions included a two-man, jet-pumped boat design used in jet ski watercrafts; 1:3-scale, gas-powered mini-cars used in various television shows and films; and, a computerized motor that powered the mechanical bulls popularized by the 1980 move Urban Cowboy.
Through his business acumen, Wagenhals became a major force in motorsports.  He is widely recognized as one of the industry's most influential personalities.  At Action Performance, he shaped the company by negotiating long-term, exclusive licenses with motorsports' most popular drivers and teams; by using diverse distribution channels and disciplined branding; and, by maintaining an outstanding reputation for creativity, quality and authenticity.
In those 12 years Action Performance embodies Wagenhals' entrepreneurial drive and innovative spirit.  Over those 12 years Action Performance Companies product sales grew to over $400 million dollars in sales per year.  Action was sold in 2005 for $245 million dollars.
Wagenhals is a 1997 Arizona Entrepreneur of the Year Award recipient for the Retail/Wholesale Category.  He also was honored as the Anheuser Busch Entrepreneur in Residence for 1997 - 98 at the University of Arizona College of Business and Public Administration.
In 2010 Wagenhals was inducted into The Die-Cast Hall of Fame.  In 2011 Wagenhals was named Professor of the Year for teaching a sports entrepreneurship class at the University of Arizona.  Recently, Wagenhals has been involved in numerous projects ranging from real estate development to global digital print service for turnkey technical companies.
Ron Shostack, 61
An accomplished financial executive, Ron brings 40 years of experience launching, building and selling multiple businesses in industries including financial services, manufacturing, eCommerce and web development. Ron served as the director of Strategic Planning for a $2 billion rollup in the personnel industry after building the largest PEO in Arizona with revenue of more than $200 million. He has experience with corporate turnarounds having purchased and rebuilt a failing healthcare collections company which he expanded to 350 collection employees then sold to a major financial services provider. Ron also brings strong CFO and audit experience to the company gained at a national accounting firm early in his career.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company's salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mr. Wagenhals, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Jasmin collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Wagenhals will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Wagenhals will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of AMMO's compensation program is to provide compensation for services rendered by our sole executive officer in the form of a salary. We utilize this form of compensation because we believe that it is adequate to both retain and motivate our executive officer. The amount we deem appropriate to compensate our executive officer is determined in accordance with other like corporations; we have no specific formula to determine compensatory amount at this time. We have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives. We may expand our compensation program to additional future employees and to include other compensatory elements.

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company or on behalf of our executive officers.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fred Wagenhals (1)	President, CEO, Secretary and Director	2017	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2016	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2015	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Ron Shostack (2)	CFO and Treasurer	2017	$78,000-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2016	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2015	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-

 Notes to Summary Compensation Table:

(1)   On December 15, 2016, Mr. Wagenhals consented to act as the President, Chief Executive Officer, Treasurer and a director of the Company.

(2)   On March 6, 2017, Mr. Ron Shostack ("Mr. Shostack") was appointed as Chief Financial Officer of the Corporation.  On March 6, 2017, Mr. Shostack accepted the appointment.

The Company has no option or stock award plan or long-term incentive plan.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer's responsibilities following a change in control.

Director Compensation

None.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

 We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM   8. LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM   9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is currently quoted on the Over the Counter Market. Our common stock has been quoted since 2007 under the symbol "POWW.PK". Because we are quoted on the Over the Counter Market, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock for the periods indicated.

Year Ending	High	Low
December 31, 2016
First Quarter	$1.25	$0.75
Second Quarter	$1.25	$1.25
Third Quarter	$1.275	$1.275
Fourth Quarter	$1.275	$1.25

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of March 17, 2017, an aggregate of 17,887,177 shares of our common stock were issued and outstanding and were owned by approximately 156 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no cash dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. The Company anticipates having a policy in place approximately 30 days after the close of the transaction. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Trading Information

The Company's common stock is currently approved for quotation under the symbol "POWW.PK" but there is currently no liquid trading market for the Company's common stock.  The information for our transfer agent is as follows:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209
303-282-4800

Section 15(g) of the Securities Exchange Act of 1934

Our company's shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11. DESCRIPTION OF THE REGISTRANT'S SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock with $.001 par value and zero shares with preferred stock will $.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interest of the existing shareholders may be diluted.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 15, 2016, our board approved an amendment to our Articles of Incorporation to (i) change our name to "AMMO, Inc."; and (ii) Re-domicile the Company from California to the State of Delaware.  We have filed a Certificate of Merger with the Delaware Secretary of State and the California Secretary of State reflecting the above actions and notified the Financial Industry Regulatory Authority ("FINRA") of the name change, domicile change, and stock split. The name change will take effect in the market upon approval by FINRA.  Once FINRA processes the name change we will be issued a new symbol and will disclose the change on a Current Report on Form 8-K.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of the Company for the period ended December 31, and 2016 are filed herewith as Exhibit 99.1.

 (b) Pro Forma Financial Information.

Pro Forma Financial Information for the fiscal period ended December 31, 2016 is filed herewith as Exhibit 99.2.

INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes give effect to the merger of the Company and AMMO, Inc.

The pro forma consolidated balance sheets and pro forma consolidated statements of operations are based on the estimates and assumptions set forth in the explanatory notes. The pro forma consolidated balance sheets and the pro forma consolidated statements of operations have been prepared utilizing the historical financial statements of the Company and AMMO, Inc. and should be read in conjunction with the historical financial statements and notes thereto.

The pro forma consolidated balance sheets have been prepared as if the merger occurred on December 31, 2016. The pro forma consolidated statements of operations have been prepared as if the merger occurred on January 1, 2016 and carried through to December 31, 2016.

This pro forma consolidated financial data is provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the merger occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

(c)     Shell Company Transactions.

The terms of the Share Exchange Agreement are set forth in this Current Report on Form 8-K, a copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

The audited financial statements of the Company for the years ended December 31, 2015 and 2016, are filed herewith as Exhibit 99.3 in accordance with the provisions of Item 601 of Regulation  S-K.

(d) Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation filed with the California Secretary of State on June 11, 1997	Filed herewith.
3.2	Bylaws	Filed herewith.
10.1	Share Exchange Agreement between Retrospettiva, Inc., AMMO, Inc. and the AMMO Shareholders	Filed herewith.
99.1	AMMO financial statements and notes for the audited periods ended December 31, 2016 and 2015	Filed herewith.
99.2	Pro forma financial information for the periods ended December 31, 2016 and 2015	Filed herewith.
99.3	AMMO, Inc (f/k/a Retrospettiva, Inc.) audited financial statements of the Company for the years ended December 31, 2015 and 2016	Filed herewith.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2017	AMMO, INC.

By: /s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer